As filed with the Securities and Exchange Commission on March 1, 2013
Registration No. 333 -185318
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Post-Effective Amendment No. 1 to FORM S-4 ON FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 __________________________
LEUCADIA NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)
New York (State or other jurisdiction of incorporation or organization)	3679 (Primary Standard Industrial Classification Code Number)	13-2615557 (I.R.S. Employer Identification Number)

315 Park Avenue South New York, New York 10010-3607 Telephone: (212) 460-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________________

Leucadia National Corporation 2003 Incentive Compensation Plan, as amended and restated as of March 1, 2013

Leucadia National Corporation 1999 Directors’ Stock Compensation Plan, as amended and restated March 1, 2013

Jefferies Group LLC Employee’s Profit Sharing Plan, as amended March 1, 2013

(Full Title of Plans)

__________________________ Joseph A. Orlando Vice President and Chief Financial Officer Leucadia National Corporation 315 Park Avenue South New York, New York 10010 (212) 460-1900
(Name and address, including zip code, and telephone number, including area code, of agent for service) __________________________
Copies to:
Andrea A. Bernstein, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [X] Accelerated filer [ ]	Non-accelerated filer [ ] Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (2) (3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value $1.00 per share	64,364,485 shares (1)	(4)	(4)	(4)

(1)	Represents additional common shares of Leucadia National Corporation, par value $1.00 per share, (the “Leucadia Common Shares”) to be issued as follows: (i) 63,103,100 Leucadia Common Shares in connection with the Leucadia National Corporation 2003 Incentive Compensation Plan, as amended and restated as of March 1, 2013, (ii) 761,385 Leucadia Common Shares in connection with the Leucadia National Corporation 1999 Directors’ Stock Compensation Plan, as amended and restated March 1, 2013, and (iii) 500,000 Leucadia Common Shares in connection with the Jefferies Group LLC Employees’ Profit Sharing Plan, as amended March 1, 2013 (the “Profit Sharing Plan”).
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Profit Sharing Plan. No separate fee is required with respect to the plan interests.
(3)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional Leucadia Common Shares or interests which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction.
(4)	All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the registrant’s Registration Statement on Form S-4 (No. 333-185318), which registered a total of 239,012,590 Leucadia Common Shares, including the 64,364,485 shares being registered hereby.

EXPLANATORY NOTE

On February 28, 2013, shareholders of Leucadia National Corporation (referred to as “Leucadia” or “we”) and Jefferies Group, Inc. (referred to as “Jefferies”) approved a series of steps referred to as the “transactions” pursuant to which Jefferies became a wholly-owned subsidiary of Leucadia. In connection with the transactions, Leucadia filed a Registration Statement on Form S-4 (No. 333-185318) registering the Leucadia common shares to be issued in connection with the transactions. As part of our Form S-4, we registered 239,012,590 Leucadia common shares, par value $1.00 per share (the “Leucadia Common Shares”), to be issued in connection with such transactions.

We are now filing this Post-Effective Amendment No. 1 to the Form S-4 on Form S-8 relating to the offer and sale of 64,364,485 Leucadia common shares, par value $1.00 per share (the “Leucadia Common Shares”), to be issued in connection with the following plans assumed by Leucadia pursuant to the transactions: (i) 63,103,100 Leucadia Common Shares in connection with the Leucadia National Corporation 2003 Incentive Compensation Plan, as amended and restated as of March 1, 2013, (ii) 761,385 Leucadia Common Shares in connection with the Leucadia National Corporation 1999 Directors’ Stock Compensation Plan, as amended and restated March 1, 2013, and (iii) 500,000 Leucadia Common Shares in connection with the Jefferies Group LLC Employees’ Profit Sharing Plan, as amended March 1, 2013 (the “Profit Sharing Plan”) (each a “Plan” and collectively, the “Plans”), and an indeterminate amount of interests in connection with the Profit Sharing Plan.

All such 64,364,485 Leucadia Common Shares were previously registered on the Form S-4 and are being transferred to the Form S-8. All filing fees payable in connection with the registration of the Leucadia Common Shares covered by the Form S-4 were paid by Leucadia at the time of the initial filing of the Form S-4.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of this Registration Statement (the “Part I Information”) in respect of the Plans will be sent or given to participants in such Plan as specified by Rule 428(b)(1) under the Securities Act. The documents made available to the Plan participants are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by Leucadia with the SEC are incorporated herein by reference:

•	Leucadia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed February 25, 2013.
•	Leucadia’s Current Reports on Form 8-K filed January 24, 2013, February 1, 2013, February 15, 2013, February 25, 2013, and March 1, 2013.
•	Leucadia’s Joint Proxy Statement/Prospectus, dated January 28, 2013 and filed on January 29, 2013 pursuant to Rule 424(b) of the Securities Act, which relates to our Registration Statement on Form S-4 (Registration No. 333- 185318).
•	The description of Leucadia Common Shares, which is contained under the caption “Description of Leucadia Capital Stock” in Leucadia’s Registration Statement on Form S-4 (Registration No. 333- 185318) dated January 28, 2013 and filed on January 29, 2013 pursuant to Rule 424(b) of the Securities Act, including any amendment or report filed for the purpose of updating the description.

All documents that Leucadia or the Profit Sharing Plan subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Leucadia’s Exchange Act file number with the SEC is 1-5721.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

Leucadia, a New York corporation, is empowered by Sections 721-726 of the NYBCL, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of incorporation or by-laws.

Leucadia’s certificate of incorporation requires that, to the full extent permitted and in the manner required by the laws of the State of New York, will (i) indemnify any person (and the heirs and legal representatives of such person) made, or threatened to be made, a party in an action or proceeding (including, without limitation, one by or in the right of Leucadia to procure a judgment in its favor), whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of

Leucadia served in any capacity at the request of Leucadia, by reason of the fact that he, his testator or intestate, was a director or officer of Leucadia or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity and (ii) provide to any such person (and their heirs and legal representatives of such person) advances for expenses incurred in pursuing such action or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by Section 725(a) of the NYBCL.

The foregoing is only a general summary of certain aspects of New York law and Leucadia’s certificate of incorporation and Leucadia’s by-laws dealing with indemnification of directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (filed as Exhibit 5.1 to Leucadia’s Current Report on Form 8-K dated July 14, 1993).*
4.2	Certificate of Amendment of the Certificate of Incorporation dated as of May 14, 2002 (filed as Exhibit 3.2 to Leucadia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “2003 10-K”)).*
4.3	Certificate of Amendment of the Certificate of Incorporation dated as of December 23, 2002 (filed as Exhibit 3.2 to Leucadia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).*
4.4	Certificate of Amendment of the Certificate of Incorporation dated as of May 13, 2004 (filed as Exhibit 3.5 to Leucadia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004).*
4.5	Certificate of Amendment of the Certificate of Incorporation dated as of May 17, 2005 (filed as Exhibit 3.6 to Leucadia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).*
4.6	Certificate of Amendment of the Certificate of Incorporation dated as of May 23, 2007 (filed as Exhibit 4.7 to Leucadia’s Registration Statement on Form S-8 (No. 333-143770)).*
4.7	Certificate of Amendment to the Certificate of Incorporation dated as of February 26, 2013 (filed as Exhibit 3.7 to Leucadia’s Current Report on Form 8-K dated March 1, 2013).*
4.8	Certificate of Amendment to the Certificate of Incorporation dated as of March 1, 2013 (filed as Exhibit 3.8 to Leucadia’s Current Report on Form 8-K dated March 1, 2013).*
4.9	Amended and Restated By-laws as amended through March 1, 2013 (filed as Exhibit 3.9 to Leucadia’s Current Report on Form 8-K dated March 1, 2013).*
5.1	Opinion of Weil, Gotshal & Manges LLP.**
5.2	Internal Revenue Service determination letter, dated September 11, 2008. Leucadia undertakes that it will cause the Jefferies Group LLC Employees Profit Sharing Plan, as amended, to be submitted to the Internal Revenue Service (“IRS”) in a timely manner and that it will cause all changes to be made as required in order for the IRS to issue determination letters with respect to the Jefferies Group LLC Employees Profit Sharing Plan, as amended.**
23.1	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).**
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Leucadia National Corporation.**

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Jefferies Group, Inc.**
23.4	Consent of Deloitte & Touche LLP, independent registered public accounting firm of AmeriCredit Corp.**

________________________________

Leucadia’s Exchange Act file number with the SEC is 1-5721.

  * Incorporated by reference.

** Filed herewith.

Item 9. Undertakings.

(a) Leucadia hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by Leucadia pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Leucadia hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Leucadia’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Leucadia pursuant to the foregoing provisions, or otherwise, Leucadia has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Leucadia of expenses incurred or paid by a director, officer or controlling person of Leucadia in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Leucadia will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 1, 2013.

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard B. Handler Richard B. Handler	Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2013

/s/ Brian P. Friedman Brian P. Friedman	President and Director (Principal Executive Officer)	March 1, 2013

/s/ Joseph A. Orlando Joseph A. Orlando	Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2013

/s/ Barbara L. Lowenthal Barbara L. Lowenthal	Vice President and Comptroller (Principal Accounting Officer)	March 1, 2013

/s/ Joseph S. Steinberg Joseph S. Steinberg	Chairman of the Board and Director	March 1, 2013

/s/ W. Patrick Campbell W. Patrick Campbell	Director	March 1, 2013

/s/ Ian M. Cumming Ian M. Cumming	Director	March 1, 2013

/s/ Paul M. Dougan Paul M. Dougan	Director	March 1, 2013

/s/ Alan J. Hirschfield Alan J. Hirschfield	Director	March 1, 2013

/s/ James E. Jordan James E. Jordan	Director	March 1, 2013

/s/ Robert E. Joyal Robert E. Joyal	Director	March 1, 2013

/s/ Jeffery C. Keil Jeffery C. Keil	Director	March 1, 2013

/s/ Jesse Clyde Nichols, III Jesse Clyde Nichols, III	Director	March 1, 2013

/s/ Michael T. O’Kane Michael T. O’Kane	Director	March 1, 2013

/s/ Michael Sorkin Michael Sorkin	Director	March 1, 2013

THE PROFIT SHARING PLAN. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee, administrator of the Profit Sharing Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 1, 2013.

Jefferies Group LLC Employees’ Profit Sharing Plan

By: Administrative Committee

By: /s/ Jeffrey Agnew

Jeffrey Agnew

Authorized Signatory

Exhibit Index

Exhibit

Number                  Description

4.1	Restated Certificate of Incorporation (filed as Exhibit 5.1 to Leucadia’s Current Report on Form 8-K dated July 14, 1993).*
4.2	Certificate of Amendment of the Certificate of Incorporation dated as of May 14, 2002 (filed as Exhibit 3.2 to Leucadia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “2003 10-K”)).*
4.3	Certificate of Amendment of the Certificate of Incorporation dated as of December 23, 2002 (filed as Exhibit 3.2 to Leucadia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).*
4.4	Certificate of Amendment of the Certificate of Incorporation dated as of May 13, 2004 (filed as Exhibit 3.5 to Leucadia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004).*
4.5	Certificate of Amendment of the Certificate of Incorporation dated as of May 17, 2005 (filed as Exhibit 3.6 to Leucadia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).*
4.6	Certificate of Amendment of the Certificate of Incorporation dated as of May 23, 2007 (filed as Exhibit 4.7 to Leucadia’s Registration Statement on Form S-8 (No. 333-143770)).*
4.7	Certificate of Amendment to the Certificate of Incorporation dated as of February 26, 2013 (filed as Exhibit 3.7 to Leucadia’s Current Report on Form 8-K dated March 1, 2013).*
4.8	Certificate of Amendment to the Certificate of Incorporation dated as of March 1, 2013 (filed as Exhibit 3.8 to Leucadia’s Current Report on Form 8-K dated March 1, 2013).*
4.9	Amended and Restated By-laws as amended through March 1, 2013 (filed as Exhibit 3.9 to Leucadia’s Current Report on Form 8-K dated March 1, 2013).*
5.1	Opinion of Weil, Gotshal & Manges LLP.**
5.2	Internal Revenue Service determination letter, dated September 11, 2008. Leucadia undertakes that it will cause the Jefferies Group LLC Employees Profit Sharing Plan, as amended, to be submitted to the Internal Revenue Service (“IRS”) in a timely manner and that it will cause all changes to be made as required in order for the IRS to issue determination letters with respect to the Jefferies Group LLC Employees Profit Sharing Plan, as amended.**
23.1	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).**
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Leucadia National Corporation.**
23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Jefferies Group, Inc.**
23.4	Consent of Deloitte & Touche LLP, independent registered public accounting firm of AmeriCredit Corp.**

________________________________

Leucadia’s Exchange Act file number with the SEC is 1-5721.

   * Incorporated by reference.

** Filed herewith.